EXHIBIT 23.2





                         CONSENT OF PRICE WATERHOUSE LLP


        We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-29659) of Pan Am Corporation of our report dated August 15, 1997 relating to the financial statements of Carnival Air Lines, Inc., which appears in the Company's Current Report on Form 8-K dated August 29, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
September 10, 1997